Exhibit 99.1

FOR IMMEDIATE RELEASE

Dot Hill Completes Acquisition of Cloverleaf Communications

Milestone Acquisition Accelerates Dot Hill’s Transformation

towards Data Management Services Software

Carlsbad, Ca. – January 28, 2010 – Dot Hill Systems Corp. (Nasdaq: HILL), a provider of world-class, storage solutions and software for OEMs, Open Storage Partners and System Integrators, today announced that on January 26, 2010 it closed the previously announced acquisition of Cloverleaf Communications Inc., a privately held software company and an emerging leader in advanced heterogeneous storage virtualization and unified storage technologies. The acquisition is expected to significantly broaden Dot Hill’s market opportunity and accelerate Dot Hill’s transition from a provider of storage arrays in the direction of storage software and solutions.

Cloverleaf was formed in 2001 when it acquired its core product technology from Elta Systems / Israel Aerospace Industries (IAI), a multi-discipline systems research and development company. Cloverleaf’s advanced virtualization and unified storage software products, the result of hundreds of man-years of development, have been deployed for several years by a wide range of end users. Customers include financial, legal and entertainment media companies as well as government agencies who require scalable performance and fully featured storage resource management for medium to large scale storage deployments. Cloverleaf’s intelligent Storage Network (iSN) software products are designed to work heterogeneously across all vendors’ storage arrays and support a common suite of advanced data management services. The iSN products provide significantly improved returns on investment for end users by consolidating data and disaster recovery management under a single pane user interface regardless of storage type or vendor.

“Today marks a major milestone in our evolution towards storage software with incremental opportunities in adjacent and emerging markets such as cloud based storage and storage virtualization,” said Dana Kammersgard, president and chief executive officer of Dot Hill. “We expect this acquisition will assist Dot Hill in expanding beyond the storage array market and establishing itself as a technology leader in the higher margin storage software market with advanced data management technologies designed to specifically address the complex, heterogeneous requirements of most end user environments in a unified manner. We will be building on this technological base, with the goal of introducing innovative solutions to address current and emerging customer challenges.”

“Storage that is heterogeneous, virtualized and unified is not only a general industry direction, but is a defacto and crucial component for viable cloud computing and virtualized server networks,” said Mark Peters, senior analyst, Enterprise Strategy Group. “Users implementing next generation storage networks will certainly benefit from increasingly powerful tools that are both easy-to-use and integrated into the network to support their evolving data storage needs.”

“We expect this combination will facilitate revenue and margin expansion beginning in 2011,” said Hanif Jamal, Senior Vice President and Chief Financial Officer of Dot Hill Systems. “Adding this new technology represents a key step in the transformation of our business to a more software-centric financial model as we seek to extend Dot Hill’s products and solutions into higher value add areas within the storage markets we serve. Dot Hill’s strong balance sheet and improving financial results have enabled us to make this important acquisition to accelerate the next phase of our corporate transformation.”

Details of the transaction have been provided in the Current Report on Form 8-K filed today, January 28, 2010, by Dot Hill with the Securities and Exchange Commission.

Contact:

Hanif Jamal

760.431.4405

hanif.jamal@dothill.com

About Dot Hill Systems Corp. Delivering innovative technology and global support, Dot Hill (Nasdaq: HILL) empowers the OEM community to bring unique storage solutions to market, quickly, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers, advanced technology and telecommunications companies as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom and the United States. For more information, visit us at http://www.dothill.com/.

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Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding the effect of Dot Hill’s acquisition of Cloverleaf on Dot Hill’s business and financial results, including Dot Hill’s ability to expand into new markets, statements with respect to future operating expenses and the potential market opportunities associated therewith and statements regarding Dot Hill’s projected financial results. The risks that contribute to the uncertain nature of the forward-looking statements include unforeseen technological, intellectual property, supply or engineering issues and changing customer preferences, and the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.